UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        March 1, 2005
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 1, 2005, the Board of Directors of inTEST Corporation (the "Board"), upon the recommendation of the Compensation Committee of the Board (the "Committee") and a majority of independent directors, adjusted the annual salaries of the Corporation's chairman and chief financial officer, each effective February 28, 2005, as set forth in the chart below.

Executive Officer	New Annual Salary
Alyn R. Holt	$183,076
Hugh T. Regan, Jr.	$187,018

In addition, at the same meeting, the Board approved, upon recommendation of the Committee and a majority of independent directors, cash bonus awards for the executive officers as set forth below. Such awards were consistent with formulas established for such persons based upon the Corporation's or a divisions' operating results for the year ended December 31, 2004, except that, in the case of Mr. Regan, the award was based upon a discretionary allocation of a fixed bonus amount.

Executive Officer	Bonus for 2004
Robert E. Matthiessen	$18,964
Hugh T. Regan, Jr.	$40,000
Daniel J. Graham	$ 9,482

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   March 7, 2005